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Exhibit 23.2


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To: Marketing Worldwide Corporation.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (amendment no 7) of our report, dated December 9, 2005 relating to the consolidated financial statements of Marketing Worldwide Corporation and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------
Russell Bedford Stefanou Mirchandani LLP



New York, New York
April 13, 2006